Exhibit 99.1

EVO Reports First Quarter 2022 Results

ATLANTA--(BUSINESS WIRE)--May 4, 2022--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its first quarter 2022 financial results. For the quarter ended March 31, 2022, reported revenue was $126.9 million compared to $106.2 million in the prior year, an increase of 20%. On a currency neutral basis, revenue for the quarter increased 23%. On a GAAP basis for the quarter, net income was $5.2 million compared to a net loss of $2.8 million in the prior year. Adjusted EBITDA increased 18% to $40.0 million for the quarter, and on a currency neutral basis, adjusted EBITDA increased 21%.

“I am very pleased with our first quarter results and the continued business acceleration we are demonstrating so far this year,” said James, G. Kelly, Chief Executive Officer of EVO. “Our strong financial performance was driven by growth from our bank and tech-enabled sales channels across the Americas and Europe. I remain excited about our expanded suite of capabilities and growing referral networks, which will enhance our ability to drive accelerated top- and bottom-line growth for our business.”

Outlook

We continue to expect 2022 full-year revenue to range from $550 million to $560 million, representing growth of 11% to 13% over 2021 results. On a GAAP basis, net income is expected to range from $47 million to $54 million compared to $18 million in 2021. Adjusted EBITDA is expected to range from $202 million to $205 million, reflecting growth of 13% to 15% over 2021 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 36.6% to 36.7%, reflecting expansion of 80 to 90 basis points over the 2021 adjusted EBITDA margin.

Conference Call

EVO’s executive management team will host a conference call and online webcast at 8:00 a.m. Eastern Time on Wednesday, May 4, 2022 to discuss the results. The conference call may be accessed by dialing (888) 550-5460 (U.S. and Canada) or (646) 960-0831 (international) and referring to conference ID number 7602681. A live webcast of the conference call and associated presentation slides will be available on the “Investors” section of the Company’s website at www.evopayments.com. A replay of the webcast will be archived on the Company's investor relations website following the call.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing uncertainties regarding the ultimate scope and trajectory of the COVID-19 pandemic (including its variant strains) on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the continuing impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) our ability to recruit, retain and develop qualified personnel; (11) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (12) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (13) increased customer, referral partner, or sales partner attrition; (14) the incurrence of chargebacks; (15) failure to maintain or collect reimbursements; (16) fraud by merchants or others; (17) the failure of our third-party vendors to fulfill their obligations; (18) failure to maintain merchant and sales relationships or financial institution alliances; (19) ineffective risk management policies and procedures; (20) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (21) damage to our reputation, or the reputation of our partners; (22) seasonality and volatility; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of the financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA, adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. On May 25, 2021, all 32,163,538 outstanding shares of the Company’s Class B common stock were automatically cancelled for no consideration and each outstanding share of the Company’s Class C common stock was automatically converted into one share of Class D common stock. Prior to May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Following May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares), plus weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares (which include converted weighted average Class C common shares), dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple.

Net Debt to LTM Adjusted EBITDA ratio, which we refer to as our Leverage Ratio, is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet and cash in transit less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021	% change

Revenue	$126,926	$106,180	20%
Operating expenses:
Cost of services and products	22,016	17,127	29%
Selling, general and administrative	72,713	60,398	20%
Depreciation and amortization	20,511	20,926	(2%)
Total operating expenses	115,240	98,451	17%
Income from operations	11,686	7,729	51%
Other expense:
Interest income	822	241	241%
Interest expense	(4,254)	(6,098)	30%
Gain (loss) on investment in equity securities	615	(240)	NM
Other (expense) income, net	(354)	75	NM
Total expense	(3,171)	(6,022)	47%
Income before income taxes	8,515	1,707	399%
Income tax expense	(3,359)	(4,530)	26%
Net income (loss)	5,156	(2,823)	NM
Less: Net income attributable to non-controlling interests in consolidated entities	1,856	1,068	74%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	717	(3,049)	NM
Net income (loss) attributable to EVO Payments, Inc.	2,583	(842)	NM
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,534	2,382	6%
Net income (loss) attributable to Class A common stock	$49	$(3,224)	NM

Earnings per share
Basic	$0.00	($0.07)
Diluted	$0.00	($0.07)
Weighted average Class A common stock outstanding
Basic	47,539,924	46,509,375
Diluted	47,539,924	46,509,375

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$422,485	$410,368
Accounts receivable, net	16,539	16,065
Other receivables	19,592	18,087
Inventory	5,704	4,210
Settlement processing assets	340,465	311,681
Other current assets	23,729	20,514
Total current assets	828,514	780,925
Equipment and improvements, net	69,770	68,506
Goodwill, net	384,905	385,651
Intangible assets, net	197,527	200,726
Deferred tax assets	239,299	238,261
Operating lease right-of-use assets	39,577	34,704
Investment in equity securities, at fair value	26,014	25,398
Other assets	20,414	19,214
Total assets	$1,806,020	$1,753,385

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$6,972	$7,887
Current portion of long-term debt	14,092	14,058
Accounts payable	8,989	6,889
Accrued expenses and other current liabilities	126,518	127,060
Settlement processing obligations	458,485	422,109
Current portion of operating lease liabilities, inclusive of related party liability of $1.3 million at March 31, 2022 and December 31, 2021	7,194	7,122
Total current liabilities	622,250	585,125
Long-term debt, net of current portion	565,197	568,632
Deferred tax liabilities	23,306	22,207
Tax receivable agreement obligations, inclusive of related party liability of $169.4 million at March 31, 2022 and December 31, 2021	180,143	180,143
Operating lease liabilities, net of current portion, inclusive of related party liability of $0.6 million and $1.0 million at March 31, 2022 and December 31, 2021, respectively	33,871	28,948
Other long-term liabilities	6,887	7,891
Total liabilities	1,431,654	1,392,946
Commitments and contingencies
Redeemable non-controlling interests	959,467	1,029,090
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at March 31, 2022 and December 31, 2021. Liquidation preference: $170,804 and $168,309 at March 31, 2022 and December 31, 2021, respectively	166,541	164,007
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 47,775,986 and 47,446,061 shares at March 31, 2022 and December 31, 2021, respectively	5	5
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,783,074 and 3,783,074 shares at March 31, 2022 and December 31, 2021, respectively	-	-
Additional paid-in capital	2,479	-
Accumulated deficit attributable to Class A common stock	(582,926)	(652,871)
Accumulated other comprehensive loss	(5,658)	(9,154)
Total EVO Payments, Inc. shareholders' deficit	(586,100)	(662,020)
Nonredeemable non-controlling interests	(165,542)	(170,638)
Total deficit	(751,642)	(832,658)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,806,020	$1,753,385

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$5,156	$(2,823)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,511	20,926
(Gain) loss on investment in equity securities	(615)	240
Amortization of deferred financing costs	297	669
Share-based compensation expense	7,003	5,798
Deferred taxes, net	1,100	5,150
Other	490	(611)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(820)	4,416
Other receivables	(1,244)	2,416
Inventory	(1,553)	(1,428)
Other current assets	129	1,947
Operating lease right-of-use assets	1,992	1,641
Other assets	(1,390)	(218)
Accounts payable	(808)	377
Accrued expenses and other current liabilities	(2,608)	(13,292)
Settlement processing funds, net	8,268	(7,052)
Operating lease liabilities	(1,871)	(1,740)
Other	(1,183)	1,299
Net cash provided by operating activities	32,854	17,715
Cash flows from investing activities:
Purchase of equipment and improvements	(8,157)	(10,861)
Acquisition of intangible assets	(2,483)	(2,104)
Collections of notes receivable	-	13
Net cash used in investing activities	(10,640)	(12,952)
Cash flows from financing activities:
Net repayments of borrowings from settlement lines of credit	(1,121)	(3,266)
Repayments of long-term debt	(3,675)	(1,648)
Deferred and contingent consideration paid	(1,483)	(179)
Repurchases of shares to satisfy minimum tax withholding	(2,659)	(2,383)
Proceeds from exercise of common stock options	603	2,813
Distributions to non-controlling interest holders	(344)	(8,661)
Contribution from non-controlling interest holders	-	488
Net cash used in financing activities	(8,679)	(12,836)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,399)	(9,216)
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,136	(17,289)
Cash, cash equivalents, and restricted cash, beginning of period	410,615	418,539
Cash, cash equivalents, and restricted cash, end of period	$422,751	$401,250

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Adjusted EBITDA Non-GAAP Reconciliation

(in thousands)

	Three Months Ended March 31,
	2022	2021	% change

Revenue	$126,926	$106,180	20%
Currency impact[1]	-	(2,774)	NM
Currency-neutral revenue	$126,926	$103,406	23%

Net income (loss)	$5,156	$(2,823)	283%
Net income attributable to non-controlling interests in consolidated entities	(1,856)	(1,068)	(74%)
Income tax expense	3,359	4,530	(26%)
Interest expense, net	3,432	5,857	(41%)
Depreciation and amortization	20,511	20,926	(2%)
(Gain) loss on investment in equity securities	(615)	240	NM
Share-based compensation expense	7,003	5,798	21%
Transition, acquisition and integration costs[2]	2,970	266	1016%
Adjusted EBITDA	39,959	33,727	18%
Currency impact[1]	-	(834)	NM
Currency-neutral adjusted EBITDA	$39,959	$32,892	21%
[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended March 31, 2022, earnings adjustments include $3.0 million of transition, acquisition and integration related costs.
For the three months ended March 31, 2021, earnings adjustments include $0.3 million of transition, acquisition and integration related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended March 31,
								Foreign
		% of Segment		2022		% of Segment		Exchange	2021	Adjusted
	2022	revenue	Adjustments[1]	Adjusted	2021	revenue	Adjustments[2]	impact[3]	Adjusted	% change
Transactions
Americas	267.3				238.1					12%
Europe	821.2				607.5					35%
Total	1,088.6				845.6					29%

Segment revenue
Americas	$76,860	61%	$-	$76,860	$70,427	66%	$-	$(143)	$70,283	9%
Europe	50,066	39%	-	50,066	35,753	34%	-	(2,630)	33,123	51%
Revenue	126,926	100%	-	126,926	106,180	100%	-	(2,774)	103,406	23%

Segment profit
Americas	32,324		1,543	33,867	29,976		-	(67)	29,909	13%
Europe	15,830		(345)	15,486	9,126		151	(767)	8,510	82%
Total segment profit	48,154		1,199	49,353	39,102		151	(834)	38,419	28%
Corporate	(10,549)		1,156	(9,394)	(5,882)		355	-	(5,527)	(70%)
Total	$37,605		$2,354	$39,959	$33,221		$506	$(834)	$32,892	21%

[4]Segment profit margin - Americas	42.1%			44.1%	42.6%				42.6%
[4]Segment profit margin - Europe	31.6%			30.9%	25.5%				25.7%
[5]Margin - Total	29.6%			31.5%	31.3%				31.8%
[1]	For the three months ended March 31, 2022, the Americas segment profit adjustments includes $1.5 million of transition, acquisition and integration costs.
The Europe segment profit adjustments excludes a gain on investment in equity securities of $0.6 million, and $0.3 million of transition, acquisition and integration costs.
Corporate adjustments includes $1.2 million of transition, acquisition, and integration related costs.
[2]	For the three months ended March 31, 2021, the Europe segment profit adjustments include $0.1 million of transition, and excludes a loss on investment in equity securities of $0.2 million.
Corporate adjustments include $0.4 million of transition, acquisition, and integration related costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[4]	Segment profit and Corporate exclude share-based compensation expense and therefore is not included in the Adjustments totals.
[5]	Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)
Non-GAAP Reconciliation
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021	% change

Net income (loss)	$5,156	$(2,823)	283%
Net income attributable to non-controlling interests in consolidated entities	(1,856)	(1,068)	(74%)
Income tax expense	3,359	4,530	(26%)
(Gain) loss on investment in equity securities	(615)	240	NM
Share-based compensation expense	7,003	5,798	21%
Transition, acquisition and integration costs[1]	2,970	266	1016%
Acquisition intangible amortization[2]	8,556	9,313	(8%)
Non-GAAP adjusted income before taxes	24,572	16,257	51%
Income taxes at normalized tax rate[3]	(5,553)	(3,674)	(51%)
Adjusted net income	$19,019	$12,583	51%
Adjusted net income per share[4]	$0.20	$0.13	54%

[1] For the three months ended March 31, 2022, earnings adjustments includes $3.0 million of transition, acquisition and integration related costs.
For the three months ended March 31, 2021, earnings adjustments includes $0.3 million of transition, acquisition and integration related costs.
[2] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3] Normalized corporate income tax expense calculated using 22.6% for all periods.
[4] Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), plus weighted average Class B shares (for the period ended March 31, 2021), weighted average Blueapple common shares (for the period ended March 31, 2022, formerly Class B common shares), weighted average Class C shares (for the period ended March 31, 2021), weighted average Class D common shares (which for the period ended March 31, 2022, include converted weighted average Class C common shares) weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended March 31,
(share count in millions)	2022	2021
Class A (GAAP weighted average common stock)	47.5	46.5
Blueapple common shares (formerly Class B)	32.2	32.2
Class C	-	1.7
Class D	3.8	2.4
Stock options, RSUs, RSAs	1.0	1.2
Series A convertible preferred (if converted)	10.7	10.1
Pro forma weighted average shares	95.2	94.1

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio
Non-GAAP Reconciliation
(in thousands)

	Year Ended	3 Months	3 Months	LTM[1]
	12/31/2021	3/31/2021	3/31/2022	3/31/2022
Net income (loss)	$17,689	$(2,823)	$5,156	$25,669
Net income attributable to non-controlling interests in consolidated entities	(9,003)	(1,068)	(1,856)	(9,791)
Income tax expense	26,375	4,530	3,359	25,204
Interest expense, net	21,510	5,857	3,432	19,086
Depreciation and amortization	83,389	20,926	20,511	82,974
(Gain) loss on investment in equity securities	(237)	240	(615)	(1,092)
Share-based compensation expense	27,419	5,798	7,003	28,624
Transition, acquisition and integration costs	4,296	266	2,970	7,000
Other adjustments	6,587	-	-	6,587
Adjusted EBITDA	$178,027	$33,727	$39,959	$184,260

Ratio of Net Debt to LTM Adjusted EBITDA
				3/31/2022
Gross debt				$584,325
Less: available cash[2]				(210,438)
Net debt				$373,887
Leverage Ratio				2.0x
[1]	Reflects last twelve months Adjusted EBITDA by taking full year 2021, less three months ended March 31, 2021, plus the three months ended March 31, 2022 period. Amounts may differ due to rounding.
[2]	Available cash includes cash in transit from March 31, 2022 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2022 Outlook (unaudited)
Non-GAAP Reconciliation
($ in millions)

	2022 Outlook	2021 Actual	% Change

Revenue	$550 to $560	$497	11% - 13%

Net income (GAAP)	$47 to $54	$18
Adjustments[1]	155 to 151	160
Adjusted EBITDA	$202 to $205	$178	13% - 15%
Adjusted EBITDA margin	36.7% to 36.6%	35.8%	90 - 80 bps
[1] Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidated entities, b) income tax expense, c) net interest expense, d) depreciation and amortization, e) share-based compensation expense, and f) costs related to transition, acquisition or integration activities and other adjustments. Differences may exist due to rounding.
Estimates of these adjustments used in the forward-looking measures are subject to variability, complexity and limited visibility of these items.

Contacts

EVO Payments, Inc.
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com